                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                    GEOWORKS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                                    GEOWORKS
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 19, 1997

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Geoworks, a California corporation (the "Company"), will be held on August 19, 1997 at 11:00 a.m., local time, at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

     2. To change the state of incorporation of the Company from California to Delaware, to enable the Company to attract and retain highly qualified officers and directors, and to take advantage of the flexibility afforded by Delaware law to adopt measures designed to protect shareholders in the face of hostile takeover attempts.

     3. To approve an increase in the number of authorized shares of Common Stock issuable by the Company from 20,000,000 to 40,000,000.

     4. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares.

     5. To ratify the appointment of Ernst & Young L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1998.

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on June 27, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          JORDAN J. BRESLOW
                                          Secretary
Alameda, California
July 8, 1997

                                    GEOWORKS
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed Proxy is solicited on behalf of the Board of Directors of Geoworks, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 19, 1997 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's Common Stock at the close of business on June 27, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on June 27, 1997, the Company had 15,525,483 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement.


     These proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended March 31, 1997, including financial statements, were first mailed on or about July 8, 1997 to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company (Attention: Jordan Breslow, Vice President and General Counsel) stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

VOTING RIGHTS AND VOTE REQUIRED

     Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five directors. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. On all other matters, each share has one vote.

     With respect to Proposal No. 1, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon election of directors under California law.

     Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock outstanding as of the Record Date. With respect to Proposal Nos. 2 and 3, abstentions and broker non-votes will be counted towards a quorum and have the same effect as negative votes with regard to the proposals. Proposal Nos. 4 and 5 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. With respect to Proposal Nos. 4 and 5, abstentions and broker non-votes will be counted towards a quorum, but abstentions will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether or not a proposal has been approved. In addition, for Proposal Nos. 4 and 5, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares of Common Stock outstanding on the Record Date.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. In addition, the Company has hired and will pay the fees of a proxy solicitor estimated to be approximately $9,000.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than March 12, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them as of June 27, 1997, are set forth below.

                                                                                       DIRECTOR
     NAME OF NOMINEE        AGE                  PRINCIPAL OCCUPATION                   SINCE
--------------------------  ---     -----------------------------------------------    --------
Gordon E. Mayer...........  39      Chairman of the Board, President and Chief           1993
                                    Executive Officer
Bruce W. Dunlevie(1)(2)...  40      General Partner, MPAE V Management Company,          1990
                                      L.P. and General Partner, Benchmark Capital
                                      Management, LLC
Reijo Paajanen(2).........  39      Vice President, Cellular Data, Nokia Mobile          1995
                                    Phones, Ltd.
Eric E. Schmidt(1)........  41      Chairman and Chief Executive Officer of Novell,      1993
                                    Inc.
Clive G. Smith............  48      Founder, New Deal, Inc.                              1987

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     There are no family relationships between any directors or executive officers of the Company.

     MR. MAYER joined the Company in July 1993 as President and a member of the Company's Board of Directors, became the Chief Executive Officer in March 1994 and was appointed Chairman of the Board of Directors in May 1997. Prior to joining Geoworks, he was an "Entrepreneur in Residence" with Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. From July 1991 to June 1992, Mr. Mayer was President and Chief Executive Officer of InfoChip, Inc., a developer of data compression hardware and software. From February 1988 to July 1991, he was Vice President, Sales and Marketing for Proxim, Inc., a supplier of OEM wireless data communications products. Mr. Mayer attended Purdue University, where he earned a B.S. and M.S. in electrical engineering.

     MR. DUNLEVIE joined the Company's Board of Directors in July 1990. Since October 1989, he has been a general partner of MPAE V Management Company, L.P., the general partner of Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. In addition, since April 1995, he has also been a general partner of Benchmark Capital Management, LLC, a venture capital limited partnership. From July 1987 to September 1989, Mr. Dunlevie served as Vice President and General Manager of the Computer Systems Division for Everex Systems, Inc., a computer manufacturer. Mr. Dunlevie currently serves as a director of several privately-held companies. Mr. Dunlevie holds a degree from Cambridge University/Trinity College, a B.A. in history from Rice University and an M.B.A. from Stanford University. He is also a director of Rambus Inc.

     MR. PAAJANEN joined the Company's Board of Directors in February 1995. Mr. Paajanen is Vice President, Cellular Data of Nokia Mobile Phones, Ltd. Since joining Nokia in 1981, Mr. Paajanen has held several research and development and general management positions within Nokia. Mr. Paajanen holds a Master of Science degree in electrical engineering from Helsinki University of Technology.

     DR. SCHMIDT joined the Company's Board of Directors in January 1993. Since March 1997, he has been the Chairman and Chief Executive Officer of Novell, Inc. Prior to that, he was the Chief Technology Officer of Sun Microsystems, Inc., where he had been employed since 1983. Dr. Schmidt holds a B.S. in electrical engineering from Princeton University and a Ph.D. in electrical engineering from the University of California at Berkeley. He is also a director of Siebel Systems, Inc.

     MR. SMITH joined the Company's Board of Directors in October 1987. He is the Chief Executive Officer of New Deal, Inc., a software republishing company, where he has been employed since January 1996. He served as Vice President, Corporate Development from January 1994 to December 1995. From October 1987 to December 1993, Mr. Smith was an independent business consultant and advisor to the Company. In addition, prior to October 1987, Mr. Smith served as Vice President, Corporate Planning and General Manager of New Product Development for Commodore International Ltd., a computer manufacturer, and as Research Director for the Yankee Group, a market research firm. Mr. Smith holds a B.A. from the University of Witwatersrand, South Africa and is a Ph.D. candidate at MIT in the Inter-disciplinary Research Program on Communication Policy.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five (5) meetings during the fiscal year ended March 31, 1997. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Administration Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     During fiscal 1997, the Audit Committee of the Board of Directors consisted of former directors Harry W. McKinney and R. Duff Thompson, and held four (4) meetings. Currently, the Audit Committee consists of directors Dunlevie and Paajanen. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors currently consists of directors Dunlevie and Schmidt, and held four (4) meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and co-administers the Company's incentive stock plans together with the Stock Administration Committee.

     The Stock Administration Committee consists of directors Dunlevie and Mayer. The Stock Administration Committee administers stock grants for non-executive employees and consultants.

DIRECTOR COMPENSATION

     The Company does not pay to its directors an annual retainer or a fee for each Board of Directors meeting. The Company no longer issues automatic stock option grants to its outside directors. Directors may, however, receive discretionary stock option grants under the 1994 Stock Plan. During fiscal 1997, stock option grants for 2,500 shares of Common Stock were awarded under the 1994 Stock Plan to each of the outside directors Dunlevie (held in the name of MPAE V Management Co.), Paajanen and Schmidt, respectively. 10,000 shares were also awarded to former outside director R. Duff Thompson and subsequently cancelled upon his resignation from the Board of Directors in April 1997.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES SET FORTH HEREIN.

       PROPOSAL NO. 2 -- APPROVAL OF REINCORPORATION OF THE COMPANY INTO
           THE STATE OF DELAWARE AND RELATED CHANGES TO THE COMPANY'S
                CHARTER DOCUMENTS AND THE RIGHTS OF SHAREHOLDERS

GENERAL

     The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. However, although California Proposition 211, which would have severely limited the ability of companies to indemnify directors and officers, was not enacted in November 1996, it seems likely that initiatives and legislation containing similar provisions will be proposed in California again in the near future. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and officers and to retain its current directors and officers.

     Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to include certain measures designed to protect shareholder interests in the event of hostile takeover attempts against the Company. The Board believes that these measures would enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     For many years Delaware has followed a policy of encouraging incorporation in that state. Consequently, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company adopted articles and bylaws and entered into indemnification agreements to take advantage of these changes in California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future; however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "Limitation of Liability and Indemnification" for a more complete discussion of these issues.

     The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 8 of this Proxy Statement.

     In addition, although the reincorporation proposal contains only a limited number of changes to the Company's charter and Bylaws, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The Company's current Restated Articles of Incorporation, as amended (the "California Articles") and Bylaws (the "California Bylaws") lack certain provisions available to certain public companies under California law that deter hostile takeover attempts, such as a classified board of directors and the elimination of cumulative voting. Under the proposed Delaware certificate and bylaws following the reincorporation, cumulative voting for directors will be eliminated and shareholders will not be able to call special meetings. In addition, the Delaware certificate and bylaws will contain provisions eliminating action by written consent of shareholders and requiring vacancies on the board resulting from an increase in number of directors to be filled by the majority vote of the directors.

     In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed provisions is to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. These provisions are balanced by the ability of the holders of a majority of the outstanding voting stock to remove directors with or without cause and to amend the Delaware certificate and the Delaware bylaws.

     The provisions in the Company's new charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that the primary purpose of these provisions is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

     The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed reincorporation beneficial to the Company, its management and its shareholders.

     The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

     The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), in substantially the form attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be Geoworks Corporation. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

     On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1987 Stock Option Plan, the 1994 Stock Plan, the Supplemental Stock Option Plan, the 1997 Supplemental Stock Plan and the Employee Stock Purchase Plan will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption by the Delaware Company of those plans which had previously been approved by the shareholders.

     No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger. The Company intends to apply for the listing and registration of the Common Stock of the Delaware Company on the Nasdaq National Market.

     Under the California Bylaws, the affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for approval of the reincorporation. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the California Articles and the California Bylaws, which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Geoworks, 960 Atlantic Avenue, Alameda, California 94501, Attention: Corporate Secretary.

     If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy

Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

     A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

            ISSUE                          DELAWARE                       CALIFORNIA
------------------------------  ------------------------------  ------------------------------
Limitation of Liability of      Delaware law permits the        California law contains
Directors and Officers          limitation of liability of      additional exceptions to the
(see page 10).                  directors and officers to the   liability limitations of
                                Company except in connection    directors and officers. See
                                with (i) breaches of the duty   "Limitation of Liability and
                                of loyalty; (ii) acts or        Indemnification."
                                omissions not in good faith or
                                involving intentional
                                misconduct or knowing
                                violations of law; (iii) the
                                payment of unlawful dividends
                                or unlawful stock repurchases
                                or redemptions; or (iv)
                                transactions in which a
                                director received an improper
                                personal benefit.
Indemnification of Directors    Delaware law permits somewhat   California law permits
and Officers (see page 11).     broader indemnification and     indemnification under certain
                                could result in                 circumstances, subject to
                                indemnification of directors    certain limitations. See
                                and officers in circumstances   "Limitation of Liability and
                                where California law would not  Indemnification."
                                permit indemnification. See
                                "Indemnification and
                                Limitation of Liability."
Cumulative Voting for           Cumulative voting is not        California law permits Nasdaq
Directors (see page 13).        available under Delaware law    National Market corporations
                                because it is not provided for  with over 800 equity security
                                in the Delaware Certificate.    holders to eliminate
                                                                cumulative voting; the
                                                                California Articles have not
                                                                eliminated cumulative voting.
Number of Directors             Determined solely by            Determined by Board within
(see page 13).                  resolution of the Board.        range set in the California
                                                                Bylaws. Changes in the
                                                                authorized range must be
                                                                approved by the shareholders.

            ISSUE                          DELAWARE                       CALIFORNIA
------------------------------  ------------------------------  ------------------------------
Filling Board Vacancies         Delaware law provides for the   California law permits (a) any
(see page 14).                  Delaware Court of Chancery to   holders of 5% or more of the
                                order an election to fill       corporation's Voting Stock or
                                vacancies or newly created      (b) the superior court of the
                                directorships upon the          appropriate county to call a
                                application of the holders of   special meeting of
                                10% or more of the outstanding  shareholders to elect the
                                shares having a right to vote   entire board if, after filling
                                for such directors, if at the   any vacancy, the directors
                                time of filling such vacancies  then in office who have been
                                or directorships, the           elected by the shareholders
                                directors then in office        constitute less than a
                                constitute less than a          majority of the directors then
                                majority of the entire board    in office.
                                as constituted immediately
                                prior to any increase.
Removal of Directors by         Delaware law permits the        California law permits the
Shareholders (see page 14).     removal of a director with or   removal of a director with or
                                without cause.                  without cause by affirmative
                                                                vote of a majority of the
                                                                outstanding shares.
Who May Call a Special          The Board, the Chairman of the  The Board, the Chairman of the
Shareholder Meeting             Board or the Chief Executive    Board, the President, or
(see page 14).                  Officer.                        holders of 10% of the shares
                                                                entitled to vote at the
                                                                special meeting.
Action by Written Consent of    Actions by written consent not  Actions by written consent
Shareholders in Lieu of a       permitted by Delaware           permitted by California
Shareholder Vote at             Certificate. All shareholder    Bylaws.
Shareholder Meeting (see page   action must take place by a
15).                            shareholder vote at a meeting
                                of shareholders.
Tender Offer Statute; Fair      Restricts hostile two-step      No comparable statute; the
Price Provision (see page 16).  takeovers; the Delaware         California Articles do not
                                Certificate does not contain a  contain a fair price
                                fair price provision.           provision.
Amendment of Certificate        Amendments of the Delaware      Amendments of the California
(see page 17).                  Certificate require approval    Articles require approval by a
                                by a majority of the voting     majority of the voting stock
                                stock of the Delaware Company.  of the California Company.
Amendment of Bylaws             By the Board or the holders of  By the Board or the holders of
(see page 17).                  a majority of the outstanding   a majority of the outstanding
                                voting shares.                  voting shares, except that the
                                                                Board may not amend the range
                                                                of authorized directors.
Loans to Officers and           Board may authorize if          Certain loans must be approved
Directors (see page 17).        expected to benefit the         or ratified by a majority of
                                Company.                        the outstanding shares.
Class Vote for Reorganization   Generally not required unless   A reorganization transaction
(see page 18).                  a reorganization adversely      must generally be approved by
                                affects a specific class of     a majority vote of each class
                                shares.                         of shares outstanding.

            ISSUE                          DELAWARE                       CALIFORNIA
------------------------------  ------------------------------  ------------------------------
Right of Shareholders to        Permitted for any purpose       Permitted for any purposes
Inspect Shareholder List (see   reasonably related to a         reasonably related to a
page 18).                       shareholder's interest as a     shareholder's interest as a
                                shareholder.                    shareholder. Also, an absolute
                                                                right to 5% shareholders and
                                                                certain 1% shareholders.
Appraisal Rights (see page      Generally available if          Available in certain
  18).                          shareholders receive cash in    circumstances if the holders
                                exchange for the shares and in  of 5% of the class assert such
                                certain other circumstances.    rights.
Dividends (see page 19).        Paid from surplus (including    Generally limited to the
                                paid-in and earned surplus or   greater of (i) retained
                                net profits).                   earnings or (ii) an amount
                                                                which would leave the Company
                                                                with assets of 125% of
                                                                liabilities and current assets
                                                                of 100% of current
                                                                liabilities.
Other                           Responsive legislature and
                                larger body of corporate case
                                law in Delaware provides more
                                predictable corporate legal
                                environment in Delaware.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Limitations on Director Liability. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

     The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

     The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its stockholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase or redemption. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

     The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

     Indemnification of Officers and Directors. The California Articles and Bylaws and the Delaware Certificate and Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law; provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such charter documents and Bylaws permit the California Company and the Delaware Company, respectively, to provide indemnification to its other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of expenses incurred in any derivative action in which such person is adjudged liable in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their Articles of Incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision. In addition, the Company, following shareholder approval, entered into indemnification agreements with its officers and directors providing for indemnification beyond that expressly mandated by the California Corporations Code.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. The California Company has entered into indemnification agreements with its officers and directors. The Delaware Company plans to enter into similar agreements with its officers and directors upon completion of the proposed reincorporation. The new indemnification agreements contain certain additional limitations on indemnification for expenses in suits against the Company not contained in the indemnification agreements currently in effect. If the proposed reincorporation is approved, the indemnification agreements will be approved by the Company's shareholders. Thus a vote in favor of the proposed reincorporation will also approve the indemnification agreements in substantially the form attached as Exhibit D to this Proxy Statement. Although the law in this regard is not certain, shareholders who vote in favor of the reincorporation proposal, and thereby approve the indemnity contracts, may be prevented from challenging the validity of the indemnity contracts in a subsequent court proceeding.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

     There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or it's shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

     California and Delaware corporate law, the bylaws of both the Company and of the Delaware Company, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and

Exchange Commission ("SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

     Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholder's meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq National Market and are held by at least 800 equity security holders. Cumulative voting has not been eliminated under the California Articles or Bylaws.

     Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

     The elimination of cumulative voting could deter investors from acquiring a minority block in the Company, with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

     Number of Directors. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a board of directors that may vary between five and nine members, inclusive, and the exact number of directors has been fixed at five. California law also requires that any change in the range of a variable board of directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the vote of a majority in interest of the voting power of all of the then outstanding shares to change the range of the Company's variable Board of Directors.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate and Bylaws provide that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

     Removal of Directors. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares. Under Delaware law, a director can be removed from office during his term by shareholders with or without cause.

     Filling Board Vacancies. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's outstanding shares of voting stock entitled to vote (the "Voting Stock") may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     The proposed Delaware Certificate and Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

CAPITALIZATION; BLANK CHECK PREFERRED


     The Company's capital stock currently consists of 20,000,000 authorized shares of Common Stock, no par value, of which 15,525,483 shares were issued and outstanding as of June 27, 1997, and 2,000,000 authorized shares of Preferred Stock, no par value, none of which are outstanding as of June 27, 1997.


     Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

     The capitalization of the Delaware Company is identical to the capitalization of the Company in California. Upon the approval of the increase in the number of authorized shares of Common Stock pursuant to Proposal No. 3, the Company's capital stock will consist of 40,000,000 authorized shares of Common Stock, $0.001 par value and 2,000,000 shares of Preferred Stock, $0.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. If Proposal No. 3 is not approved, the Company's capital stock will consist of 20,000,000 authorized shares of Common Stock, $0.001 par value, and 2,000,000 shares of Preferred Stock, $0.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

     Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

     The Board may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans and in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "Anti-Takeover Measures."

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

     Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e., by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

     Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The California Articles permits shareholders to act by written consent. The Delaware Certificate eliminates actions by written consent of shareholders.

     Elimination of such shareholders' written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' written consents may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a hostile takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

     Both the California Bylaws and the Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely, notice must be delivered not less than 120 days prior to the anniversary of the mailing date for the previous year's annual meeting under the California Bylaws, and not less than 60 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting under the Delaware Bylaws. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the California Bylaws provide that notice must be provided a reasonable time before the solicitation is made and the Delaware Bylaws will provide that notice must be given no later than the later of 60 days prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Proper notice under the federal securities laws for a proposal to be included in the company's s proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

ANTI-TAKEOVER MEASURES

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Certain of such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the elimination of the ability of the stockholders to remove directors without cause and the elimination of the right of shareholders to call special shareholders' meetings. The Board of Directors has not eliminated this director removal right of the shareholders in the Delaware Certificate and the Delaware Bylaws as described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     As discussed herein, certain provisions of the Delaware Certificate and Delaware Bylaws could be considered to be anti-takeover measures. The Board of Directors has no knowledge of any contemplated attempt to gain control of the Company. As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.

     One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock; however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

     There can be no assurance that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over the then current market price. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

     In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common

Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board of Directors (the "Delaware Board"). Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock might be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     Future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of a majority of the Voting Stock required for passage of the proposed amendments.

     If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Delaware Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

AMENDMENT OF CERTIFICATE

     The California Articles may be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares. The Delaware Certificate may also be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares.

AMENDMENT OF BYLAWS

     The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company, except that the Board of Directors may not change the authorized range of directors. Upon the effectiveness of the proposed reincorporation, the Delaware Bylaws may be adopted, amended or repealed by the Delaware Board or by the holders of at least a majority of the voting power of the outstanding capital stock of the Delaware Company.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

     California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the majority of the disinterested shareholders of a California corporation.

     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

     With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

     California law also requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of the California Corporation's Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commission of Corporations at a "fairness hearing." This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his or her share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

     California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

     Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders received shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

     Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

     Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has not paid any cash dividends to date, and it is anticipated that the Delaware Company will not pay any cash dividends for the foreseeable future.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

     California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and
(ii) the Company's shares are traded in the Nasdaq National Market and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. The Company does not currently meet all of the above requirements.

     Because the Company's Common Stock is traded in the Nasdaq National Market and the Company's shares are held by at least 800 equity security holders as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

     If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION

     The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

     A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, the form of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal Two.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REINCORPORATION INTO DELAWARE

            PROPOSAL NO. 3 -- APPROVAL OF INCREASE IN THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to shareholder approval, an increase to the Company's authorized number of shares of Common Stock from 20,000,000 shares to 40,000,000 shares. If the Company's proposed reincorporation into the State of Delaware under Proposal No. 2 is approved, the Company's Common Stock and Preferred Stock will each have a par value of $0.001 per share. If Proposal No. 2 is not approved, the Company's Common Stock and Preferred Stock will continue to have no par value per share.


     On June 27, 1997, 15,525,483 shares of Common Stock were issued and outstanding and 2,957,050 shares were reserved for issuance upon exercise of outstanding options. Thus, as of that date, the Company had approximately 1,517,467 shares of Common Stock available for issuance, of which 759,573 shares were reserved for future grant under the Company's stock option plans and future issuance pursuant to the Company's employee stock purchase plan. Also as of that date, there were 2,000,000 authorized shares of Preferred Stock, none of which were outstanding. The proposed increase in the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 would result in additional shares being available for issuance from time to time for corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans). The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.


     The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

     If the shareholders approve the share increase pursuant to this Proposal, the Company will file a Certificate of Amendment to the California Articles with the Secretary of State of the State of California reflecting the increase in authorized shares.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         PROPOSAL 4 -- APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF
             SHARES RESERVED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

     The 1994 Stock Plan (the "Option Plan") was adopted by the Board of Directors and approved by the shareholders in 1994. The Option Plan was amended by the Board of Directors in 1995, to allow for the granting of performance-based stock and cash awards. Such amendment was approved by the shareholders in 1995. The Option Plan was again amended by the Board of Directors in June 1996 to increase the number of shares reserved for issuance under the Option Plan from 1,500,000 to 2,150,000. The Shareholders approved this increase in August 1996.

     Stock options and stock grants play a key role in the Company's ability to recruit, reward and retain employees, consultants and directors. Technology companies have historically used stock options and stock grants as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced personnel and must be able to offer comparable packages to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE OPTION PLAN

     The Company is seeking shareholder approval for an amendment to the Option Plan to increase the number of shares of Common Stock reserved thereunder. Under the proposed amendment, the shares reserved for issuance under the Option Plan from 2,150,000 shares to 2,900,000 shares (an increase of 750,000 shares) or 4.8% of the Company's total shares outstanding as of June 27, 1997. The Board approved the proposed amendment on May 27, 1997, to be effective upon shareholder approval.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE OPTION PLAN.

     The essential provisions of the Option Plan are set forth below:

GENERAL

     The Option Plan provides for the grant of options to employees, consultants and outside directors of the Company.

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or non-statutory stock options. See "Tax Information" below for information concerning the tax treatment of both incentive stock options and non-statutory stock options.

PURPOSE

     The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

     Grants to Officers and Directors. With respect to grants of options to officers and directors of the Company, the Option Plan is administered (i) by the Board of Directors, provided that the Board may do so in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) by a committee designated by the Board to administer the Option Plan, provided that the committee is also constituted in such a manner as to permit the Option Plan to comply with Rule 16b-3 and section 162(m) of the Code.

     Grants to Consultants and Other Employees. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Option Plan is administered by the Board, or a committee designated by the Board, which must be constituted in a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans of California corporate and securities laws and of the Code.

     The interpretation and construction of any provision of the Option Plan by the Board or its committee is final and conclusive. Members of the Board or its committee receive no separate compensation for their services in connection with the administration of the Option Plan.

ELIGIBILITY


     The Option Plan provides that options may be granted to employees (including officers), consultants and outside directors of the Company and its designated subsidiaries. The Board of Directors or a committee of the Board selects the optionees and determines the number of shares to be subject to each option. Directors may receive discretionary grants under the Option Plan. The Option Plan places a limit on the aggregate market value of shares subject to incentive stock options which become exercisable for the first time in any one calendar year. As of June 27, 1997 there were approximately 216 employees eligible to participate in the Option Plan, 1,746,052 shares were subject to outstanding options and 317,550 shares were available for future grant under the Option Plan. Over the term of the Option Plan, the following Named Executive Officers (defined below) have been granted options to purchase Common Stock as follows: Gordon E. Mayer, 142,000 shares; Grover P. Righter, 115,000 shares; Leland J. Llevano, 241,750 shares; Craig J. Taylor, 105,000 shares; and Jordan
J. Breslow, 128,250 shares. Currently, there are five directors eligible to participate in the Option Plan and four outside directors hold outstanding options for 129,375 shares of Common Stock under the Option Plan. Currently, there are consultants participating in the Option Plan.


TERMS OF OPTIONS

     The terms of options granted under the Option Plan are to be determined by the Board or its committee but are not to exceed ten years from the date of grant. Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted, and is generally subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Option Plan provides the Board of Directors or its committee with the discretion to determine when options granted thereunder become exercisable, subject to certain limitations on the exercisability of options granted to directors. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of Common Stock or such other consideration as determined by the Board or its committee.

          (b) Exercise Price. The exercise price of options granted under the Option Plan is determined by the Board of Directors, and may in no event be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of a stock option granted to a person who, at the time of grant, owns stock representing 10% of the voting power of all classes of stock of the Company or any subsidiary, may not be less than 110% of fair market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing sales price (or the closing bid if no sales are reported) of the Common Stock in the Nasdaq National Market on the date prior to the date on which the option is granted.

          (c) Termination of Employment or Services. The Option Plan provides that if the optionee's employment by the Company or service as an outside director or consultant is terminated for any reason other than death or disability, the option generally may be exercised no more than 90 days after such termination, but only to the extent the option was exercisable on the date of termination.

          (d) Death. If an optionee should die while employed by the Company, or while serving as an outside director or consultant of the Company, options may be exercised at any time within 12 months after the date of death (but in no event later than the option's expiration date) to the extent that the options would have been exercisable at the date of death.

          (e) Disability. If an optionee is unable to continue his or her employment or service as a director or consultant as a result of his or her total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board or its committee and specified in the option agreement) after the date of termination, but only to the extent the option was exercisable on the date of such termination.

          (f) Termination of Options. Incentive stock options and non-statutory stock options granted under the Option Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options and non-statutory stock options granted to an optionee who, at the time of the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

          (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee, or in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated either to accomplish an assumption or substitution of options or to give notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within 15 days of such notice.

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors or its committee.

PERFORMANCE-BASED COMPENSATION LIMITATION

     No employee shall be granted, in any fiscal year, options to purchase more than 250,000 shares. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Board or its committee determines that such limitations are not required to qualify options as performance-based compensation, the Board or its committee may modify or eliminate such limitations.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an exchange of Common Stock for a greater or lesser number of shares, appropriate adjustment shall be made in the option price and in the number of shares subject to the option.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may amend the Option Plan at any time or may terminate it without approval of the shareholders. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in 2004.

     The Option Plan provides that shareholder approval of any amendment to the Option Plan will be required only to the extent necessary to comply with then current provisions of Rule 16-3 under the Securities Exchange Act of 1934 or
Section 422 of the Code (or any other applicable law or regulation).

TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

     Incentive Stock Options. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise of the option unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule of measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Non-statutory Options. All other options which do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon an option exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the purchased price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as a long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired under exercise of a non-statutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

       PROPOSAL 5 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young L.L.P., independent auditors, to audit the financial statements of the Company for the year ending March 31, 1998, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young L.L.P. has audited the Company's financial statements since the six month period ended March 31, 1990. Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of June 27, 1997 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers (as defined below), (c) each director/nominee of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


                                                              SHARES             PERCENTAGE
                       BENEFICIAL OWNER                 BENEFICIALLY OWNED   BENEFICIALLY OWNED
        ----------------------------------------------  ------------------   ------------------
        Metropolitan Life Insurance Company
          State Street Research & Management
          Company(1)..................................       1,074,000               6.9%
        Nokia Mobile Phones Ltd.(2)...................       1,000,000               6.4
        Putnam Investments Inc.(3)....................         989,075               6.4
        Founders Asset Management, Inc.(4)............         828,075               5.3
        First Union Corporation(5)....................         808,248               5.2
        Bruce W. Dunlevie
          Merrill, Pickard, Anderson & Eyre V(6)......         315,931               2.0
        Gordon E. Mayer(7)............................         248,688               1.6
        Clive Smith(8)................................         118,125            *
        Leland J. Llevano(9)..........................          89,835            *
        Craig J. Taylor(10)...........................          50,580            *
        Jordan J. Breslow(11).........................          43,688            *
        Grover P. Righter(12).........................          41,146            *
        Eric E. Schmidt(13)...........................          25,875            *
        Reijo Paajanen(14)............................           2,500            *
        All directors and executive officers
          as a group (12 persons)(15).................       1,005,032               6.3


---------------

  *  Less than one percent of the outstanding Common Stock.

 (1) Based on Amendment Number 1 to Schedules 13G filed by Metropolitan Life Insurance Company ("Metlife") and State Street Research & Management Company ("State Street") filed in February 1997. State Street is a wholly owned subsidiary of Metlife. The address of State Street is One Financial Center, 30th Floor, Boston, Massachusetts 02111 and the address of Metlife is One Madison Avenue, New York, New York 10010.

 (2) Based on the Schedule 13D filed by Nokia Mobile Phones Ltd. ("Nokia") dated February 17, 1995. The address of Nokia is P.O. Box 68, Kanslerinkatu 14, 4th Floor, Fin-33721, Tampere, Finland.

 (3) Based on Amendment Number 1 to Schedule 13G filed by Putnam Investment Inc. on behalf of itself, Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The address of Putnam Investment Inc. is One P.O. Box Square, Boston, Massachusetts 02109.

 (4) Based on Amendment Number 1 to Schedule 13G filed by Founders Asset Management, Inc. ("Founders") in February 1997. The address of Founders is 2930 E. Third Avenue, Denver, Colorado 80206.

 (5) Based on Amendment Number 1 to Schedule 13G filed by First Union Corporation ("First Union"). The address of First Union is One First Union Center, Charlotte, North Carolina 28288.


 (6) Represents 19,375 shares issuable pursuant to options exercisable within 60 days of June 27, 1997, 53,512 shares held by Bruce W. Dunlevie and 243,044 shares held by MPAE V Management Company, L.P. ("MPAE V"), the general partner of Merrill, Pickard, Anderson & Eyre V ("Merrill"). Mr. Dunlevie, a director of the Company, is a general partner of MPAE V. The general partners of

     MPAE V share the power to direct the voting of MPAE V, and MPAE V has the power to direct the voting and disposition of the 243,044 shares held by Merrill. Accordingly, Mr. Dunlevie may be deemed to beneficially own the 243,044 shares held by Merrill.



 (7) Includes 6,875 shares subject to repurchase rights of the Company as of June 27, 1997. Includes 18,542 shares issuable pursuant to options exercisable within 60 days of June 27, 1997, 24,000 shares held by Mayer Family Partners LP, 47,500 shares held by the Mayer Family Revocable Trust dated 10/5/95 and 25,000 shares held by Custom Technology Growth Fund L.L.C.


 (8) Includes 90,625 shares issuable pursuant to options exercisable within 60 days of June 27, 1997 and 10,000 shares held in trust for Mr. Smith's minor child.

 (9) Includes 49,729 shares issuable pursuant to options exercisable within 60 days of June 27, 1997.


(10) Includes 49,583 shares issuable pursuant to options exercisable within 60 days of June 27, 1997. Mr. Taylor resigned from his position at the Company as of June 17, 1997.



(11) Includes 43,035 shares issuable pursuant to options exercisable within 60 days of June 27, 1997.


(12) Represents 41,146 shares issuable pursuant to options exercisable within 60 days of June 27, 1997.

(13) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of June 27, 1997.

(14) Represents 2,500 shares issuable pursuant to options exercisable within 60 days of June 27, 1997. Mr. Paajanen, a director of the Company, is a Vice President of Nokia Mobile Phones Ltd. Mr. Paajanen disclaims beneficial ownership of the shares of the Company held by Nokia Mobile Phones Ltd.


(15) Includes 318,049 shares issuable pursuant to options exercisable within 60 days of June 27, 1997. Does not include shares or options beneficially held by Craig J. Taylor, who resigned from his position at the Company as of June 17, 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended March 31, 1997, by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          ------------
                                                        ANNUAL COMPENSATION                NUMBER OF
                                               --------------------------------------      SECURITIES
         NAME AND PRINCIPAL                                              OTHER ANNUAL      UNDERLYING
              POSITION                YEAR      SALARY      BONUS(1)     COMPENSATION       OPTIONS
------------------------------------  ----     --------     --------     ------------     ------------
Gordon E. Mayer.....................  1997     $220,000     $33,000          --              130,000
  Chairman of the Board,              1996      200,275      35,000          --               --
  President and Chief                 1995      200,069       5,007        $ 71,409(2)        12,000
  Executive Officer
Grover P. Righter(3)................  1997      160,000      42,000          15,940(2)        15,000
  Vice President,
  Wireless Content & Services Group   1996       38,820       3,333          --              100,000
Leland J. Llevano...................  1997      120,000      75,659          --               40,000
  Vice President,                     1996      110,000      24,501          --               50,000
  Strategic Partnerships              1995      100,000      20,257          --               10,000
Craig J. Taylor(4)..................  1997      140,000      39,515          13,167(5)        20,000
  Vice President, Engineering         1996      125,275      21,875          12,000(5)        15,000
                                      1995       50,092       --              4,000(5)        70,000
Jordan J. Breslow...................  1997      140,000      26,250          --               52,000
  Vice President, General Counsel     1996      130,275      16,500          --               50,000
                                      1995      115,069      14,924          --               --

---------------

(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.

(2) Represents relocation expenses.

(3) Grover P. Righter joined the Company in January 1996, and, accordingly, compensation information for fiscal 1996 reflects only three months of service.


(4) Mr. Taylor joined the Company in October 1994, and, accordingly, salary information for fiscal 1995 reflects only five months of service. Mr. Taylor resigned from his position at the Company as of June 17, 1997.


(5) Represents automobile allowance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 1997. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1997

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                ----------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF                                                  ANNUAL RATE OF
                                SECURITIES     % OF TOTAL                                    STOCK PRICE
                                UNDERLYING      OPTIONS                                   APPRECIATION FOR
                                 OPTIONS       GRANTED TO     EXERCISE                       OPTION TERM
                                 GRANTED       EMPLOYEES      PRICE PER   EXPIRATION   -----------------------
             NAME                  (1)       IN FISCAL 1997     SHARE        DATE          5%          10%
------------------------------  ----------   --------------   ---------   ----------   ----------   ----------
Gordon E. Mayer...............    100,000          7.0%        $ 17.75      02/27/07   $1,116,288   $2,828,893
                                   30,000          2.1           29.00      04/24/06      547,138    1,386,556
Grover P. Righter.............     15,000          1.0           17.75      02/27/07      167,443      424,334
Leland J. Llevano.............     25,000          1.7           17.75      02/27/07      279,072      707,223
                                   10,000          0.7           20.50      08/01/06      128,923      326,717
                                    5,000          0.3           29.00      04/24/06       91,190      231,093
Craig J. Taylor...............     20,000          1.4           17.75      02/27/07      223,258      565,779
Jordan J. Breslow.............     20,000          1.4           17.75      02/27/07      223,258      565,779
                                   30,000          2.1           20.50      08/01/06      386,770      980,152
                                    2,000          0.1           29.00      04/24/06       36,476       92,437

---------------
(1) Options have a ten-year term and vest over four years, ratably at 1/48 per month.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 1997:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  SHARES                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                                    ON         VALUE      ---------------------------   ---------------------------
             NAME                EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  --------   -----------   -----------   -------------   -----------   -------------
Gordon E. Mayer................       --            --        8,333        133,667        $ 1,563        $ 1,438
Grover P. Righter..............       --            --       29,480         85,520             --             --
Leland J. Llevano..............    8,722     $ 341,888       37,959         75,041         59,906         21,677
Craig J. Taylor................       --            --       47,397         57,603         10,573          6,927
Jordan J. Breslow..............    5,000       168,167       35,436         77,661         63,230          4,277

---------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $6.75 per share on March 31, 1997 (the last trading day for fiscal 1997), minus the exercise price of in-the-money options.

                              CERTAIN TRANSACTIONS

     In April 1996, the Company granted a license to its desktop personal computer products to New Deal, Inc., a Delaware corporation. Clive Smith, a director of Geoworks, is a founder and principal of New Deal, Inc., which has agreed to pay royalties to the Company in exchange for certain exclusive and non-exclusive licenses in the personal computer market. To date, no royalties have been paid.

     In January 1995, the Company transferred certain technology and rights to Wink Communications, Inc. ("Wink"), in exchange for a minority interest in Wink and certain other consideration. Brian Dougherty, a former director of Geoworks who resigned in May 1997, is Chairman of Wink and currently holds approximately 38% of the outstanding securities of Wink.

     In addition, Mr. Dougherty received salary in the amount of $125,275 in fiscal 1997 for services rendered to the Company in his capacity as an employee.

     In February 1995, the Company sold 1,000,000 unregistered shares of its Common Stock to Nokia Mobile Phones Ltd. ("Nokia") at an aggregate purchase price of $7,500,000. The Company agreed to nominate a Nokia representative as one of management's nominees for the Company's Board of Directors, and to use its best efforts to cause his election, for so long as Nokia holds at least five percent of the combined voting power of all outstanding voting stock. The Company also granted Nokia registration rights with respect to the shares purchased. Such rights are shared by certain other shareholders of the Company.

     In December 1994, the Company and Nokia entered into an Agreement for the Terms and Conditions Regarding Software Development and Licensing. Under this agreement, the Company has licensed certain software technology to Nokia for incorporation by Nokia into various of its hardware products. In exchange, Nokia is required to pay certain engineering fees and royalties to the Company. In fiscal 1997, the Company recognized royalty revenue of $677,000 from Nokia and received non-recurring engineering fees of $450,000.

     During fiscal 1994, the Company agreed to lend $220,000 to Gordon E. Mayer, the Company's President and Chief Executive Officer, for the purchase of 330,000 shares of the Company's Common Stock under a promissory note bearing interest at 5% per annum, compounded semiannually. The loan was secured by a pledge of Mr. Mayer's shares of the Company's Common Stock and his principal residence. The note matures in October 1998. As of March 31, 1997, $66,722 of principal and $1,297 of accrued interest were outstanding under the note.

     In September 1994, the Company granted to Hewlett-Packard a non-exclusive license to its CCD software. Harry W. McKinney, a former director of the Company who resigned in December 1996, is General Manager of Home Products of Hewlett-Packard. During fiscal 1997, the Company received royalties totalling $240,000 from Hewlett-Packard.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of directors Dunlevie and Schmidt. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% shareholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 1997, all Section 16(a) filing requirements applicable to its executive officers and directors were complied except that:

     James Goldberger, a former executive officer of the Company, filed a Form 3 late; Brian P. Dougherty, a former director of the Company, filed two Forms 4 late with respect to a sale of Common Stock in March 1996 and a change in the nature of beneficial ownership of certain shares in July 1996; and Clive G. Smith, a director of the Company, filed three Forms 4 late with respect to the exercise of options in January 1996, the exercise of options and the sale of Common Stock in May 1996 and the sale of Common Stock in August 1996.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Geoworks, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from the date of the Company's initial public offering on June 23, 1994 through March 31, 1997. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    GEOWORKS
                           H&Q SOFTWARE SECTOR INDEX
                       NASDAQ STOCK MARKET -- U.S. INDEX

                                                                               NASDAQ STOCK
        MEASUREMENT PERIOD                                 H&Q SOFTWARE        MARKET - U.S.
      (FISCAL YEAR COVERED)              GEOWORKS          SECTOR INDEX            INDEX
06/23/94                                        100.00              100.00              100.00
09/30/94                                        129.17              111.03              113.69
12/31/94                                        112.50              123.09              109.76
03/31/95                                        135.42              119.66              140.73
06/30/95                                        208.33              162.75              136.87
09/30/95                                        320.83              153.35              176.94
12/31/95                                        316.67              176.43              155.25
03/31/96                                        500.00              162.48              192.55
06/30/96                                        591.67              209.95              175.76
09/30/96                                        433.33              182.00              215.94
12/31/96                                        408.33              214.47              190.92
03/31/97                                        110.42              180.60              195.72

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee report below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of nonemployee directors. It is responsible for reviewing and recommending for approval by the Board of Directors (with assistance from the Stock Administration Committee of the Board established pursuant to the 1994 Stock Plan) the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.

COMPENSATION PHILOSOPHY

     The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its shareholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which all regular employees with six (6) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.

COMPENSATION PROGRAM

     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

  Cash-Based Compensation

     Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in the computer industry. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology industry. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. However, commencing with fiscal 1996, base salary has become a relatively smaller element in the total executive officer compensation package, as the Company has introduced greater pay-for-performance programs.

     Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year primarily tied to the Company's financial performance, along with a target bonus tied to those objectives. The objectives, and the performance of each executive against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. Generally, executives may be eligible to receive a bonus of approximately twenty percent of their base salary if the objectives are fully met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short- and long-term objectives.

  Equity-Based Compensation

     Stock Options: Consistent with prevailing compensation practices in high technology companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all fulltime, regular employees. Options are generally granted upon commencement of employment, and vest over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive and in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of the companies referenced above in its salary surveys as well as the past and expected performance in determining the size of grants made to executives.

     Stock Grants: As an alternative to stock options, the Company has occasionally sold stock to executive officers, subject to a right of repurchase by the Company which diminishes over time, thus providing a long-term incentive for the executive to remain with the Company comparable to that of an option-vesting schedule. The Company may also provide performance-based stock grants to employees, including executive officers. These stock grants may, in part, be granted in combination with, or in lieu of, cash bonus compensation.

     Employee Stock Purchase Plan: All regular employees with six (6) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are entitled to participate in the Company's Employee Stock Purchase Plan. Under the plan, employees may purchase stock in the Company, through payroll deductions, at a discount from the market value of the stock. Executive Officers may elect to participate in the Employee Stock Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. Mr. Mayer's compensation is largely based upon the Company's attainment of strategic objectives.

     The Committee recognized a number of significant achievements by the Company, under the leadership of Mr. Mayer, during the past fiscal year. These achievements include the successful acquisition of The Eden Group, Ltd., thereby accelerating the Company's ability to deliver a standardized operating system product to the smart phone market, continued enhancement of the Company's potential as a market leader in the smart phone market through establishment of additional OEM and cellular operator relationships, and managing the growth of the Company within the operational guidelines as established by the Board of Directors. As a result of these achievements, the Board of Directors granted Mr. Mayer a bonus of $33,000 and a grant of 30,000 stock options on April 24, 1996 and 100,000 stock options on February 27, 1997. The stock options were granted with forty-eight (48) month vesting periods and with prices of $29.00 and $17.75, respectively, representing the fair market value of the Company's stock on the respective grant dates.

     The Committee believes that Mr. Mayer's compensation is modest relative to that of other Chief Executive Officers of publicly-held technology companies, but is appropriate in light of the Company's continued investment in an emerging market.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.

SUMMARY

     The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers.

                                          Respectfully submitted by:

                                          The Compensation Committee

                                          BRUCE W. DUNLEVIE
                                          ERIC E. SCHMIDT

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BOARD OF DIRECTORS

Dated: July 8, 1997

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of
August   , 1997 by and between Geoworks, a California corporation ("Geoworks
California"), and Geoworks Corporation, a Delaware corporation ("Geoworks Delaware"). Geoworks California and Geoworks Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

     A. Geoworks California was incorporated on September 27, 1993. Its current authorized capital stock consists of: (1) 40,000,000 shares of Common Stock, no
par value ("Geoworks California Common Stock"), of which           shares are
issued and outstanding; and (2) 2,000,000 shares of Preferred Stock, no par value ("Geoworks California Preferred Stock"), of which no shares are issued and outstanding.

     B.  Geoworks Delaware was incorporated on August   , 1997. Its authorized
capital stock consists of: (1) 40,000,000 shares of Common Stock, with a par value of $0.001 per share ("Geoworks Delaware Common Stock"), of which 1,000 shares are issued and outstanding; and (2) 2,000,000 shares of Preferred Stock, $0.001 par value ("Geoworks Delaware Preferred Stock"), none of which shares are issued and outstanding.

     C. The respective Boards of Directors of Geoworks California and Geoworks Delaware deem it advisable and to the advantage of each of the Constituent Corporations that Geoworks California merge with and into Geoworks Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Geoworks California from California to Delaware.

     D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Geoworks California shall merge with and into Geoworks Delaware on the following terms, conditions and other provisions:

     1. Merger and Effective Time. At the Effective Time (as defined below), Geoworks California shall be merged with and into Geoworks Delaware (the "Merger"), and Geoworks Delaware shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of California, or upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

     2. Effect of Merger. At the Effective Time, the separate corporate existence of Geoworks California shall cease; the corporate identity, existence, powers, rights and immunities of Geoworks Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and Geoworks Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Geoworks California, all without further act or deed.

     3. Governing Documents. At the Effective Time, the Certificate of Incorporation of Geoworks Delaware in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Geoworks Delaware in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

     4. Directors and Officers. At the Effective Time, the directors and officers of Geoworks Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     5. Conversion of Shares of Geoworks California. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Geoworks California Common Stock outstanding immediately prior thereto shall be automatically changed and converted into an equivalent number of fully paid and nonassessable, issued and outstanding shares of Geoworks Delaware Common Stock.

     6. Cancellation of Shares of Geoworks Delaware. At the Effective Time, all of the previously issued and outstanding shares of Geoworks Delaware Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and cancelled.

     7. Stock Certificates. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of Geoworks California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Geoworks Delaware Common Stock into which such shares of Geoworks California Common Stock are converted as provided herein. The registered owner on the books and records of Geoworks California of any such outstanding stock certificate for Geoworks California Common Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Geoworks Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Geoworks Delaware Common Stock evidenced by such outstanding certificate as above provided.

     8. Conversion of Options. At the Effective Time, all outstanding and unexercised portions of all options to purchase Geoworks California Common Stock under the Geoworks California 1987 Stock Option Plan, 1994 Stock Plan, Supplemental Stock Option Plan and 1997 Supplemental Stock Plan (collectively, the "Geoworks California Option Plans"), shall become options to purchase an equivalent number of shares of Geoworks Delaware Common Stock at the same exercise price per share and otherwise shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the Geoworks California Stock Option Plans). Continuous employment with Geoworks California will be credited to an optionee for purposes of determining the vesting of the number of shares of Geoworks Delaware Common Stock subject to exercise under a converted Geoworks California option at the Effective Time. Additionally, at the Effective Time, Geoworks Delaware shall adopt and assume the Geoworks California Option Plans.

     9. Employee Benefit Plans. At the Effective Time, the obligations of Geoworks California under or with respect to every plan, trust, program and benefit then in effect or administered by Geoworks California for the benefit of the directors, officers and employees of Geoworks California or any of its subsidiaries shall become the lawful obligations of Geoworks Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Geoworks Delaware hereby expressly adopts and assumes all obligations of Geoworks California under such employee benefit plans.

     10. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Geoworks California such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Geoworks California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Geoworks California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

     11. Condition. The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of Geoworks California and by the sole stockholder of Geoworks Delaware, prior to or at the Effective Time.

     12. Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of Geoworks California or Geoworks Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of Geoworks California and Geoworks Delaware.

     13. Amendment. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of Geoworks California and Geoworks Delaware; provided, however, that any amendment made subsequent to the adoption of this Agreement by the shareholders of Geoworks California or the sole stockholder of Geoworks Delaware shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Geoworks California; (ii) alter or change any of the terms of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of Geoworks California or Geoworks Delaware.

     14. Tax-Free Reorganization. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     15. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of Geoworks Delaware and the Merger.

     16. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

             [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers thereunto duly authorized.

                  GEOWORKS,                                    GEOWORKS CORPORATION,
          a California corporation                            a Delaware corporation

                     By:                                                By:
---------------------------------------------      ---------------------------------------------
         Gordon E. Mayer, President                         Gordon E. Mayer, President

                   ATTEST:                                            ATTEST:

                     By:                                                By:
---------------------------------------------      ---------------------------------------------
        Jordan J. Breslow, Secretary                       Jordan J. Breslow, Secretary

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                              GEOWORKS CORPORATION

                                   ARTICLE I

     The name of the corporation is Geoworks Corporation.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at that address is Corporation Service Company.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is Forty Two Million (42,000,000) shares, consisting of two classes: Forty Million (40,000,000) shares of Common Stock, $0.001 par value per share, and Two Million (2,000,000) shares of Preferred Stock, $0.001 par value per share.

     The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

     The number of authorized shares of Common Stock or Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.

     Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                   ARTICLE V

     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by a resolution of the Board of Directors adopted by the affirmative vote of a majority of the total number of directors that the corporation would have if there were no vacancies.

     Any vacancy on the Board of Directors, however resulting, and any newly created directorships resulting from any increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless the Board of Directors determines that any such vacancies or newly created directorships shall be filled by the stockholders.

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VI

     Any action required or permitted to be taken by the stockholders of the corporation may be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the corporation shall be called only by the Board of Directors or upon the request of the Chairman of the Board of Directors or the Chief Executive Officer of the corporation. If a special meeting is requested by the Chairman of the Board of Directors or the Chief Executive Officer, the Board of Directors shall determine the time and the place of such meeting, which shall be called for no less than 35 days nor more than 120 days after the receipt by the Secretary of the corporation of the request for such meeting.

     Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE VIII

     The name and mailing address of the incorporator is Robert A. Freedman, c/o Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California 94306.

     The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Date: August   , 1997
                                          --------------------------------------
                                             Robert A. Freedman, Incorporator

                                   EXHIBIT C

                              GEOWORKS CORPORATION

                                    BY-LAWS

                           ARTICLE I -- STOCKHOLDERS

SECTION 1. Annual Meeting.

     (1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

     (2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

     (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (2) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nominees, the stockholder must have timely indicated its, or such beneficial owner's, intention to do so as provided in subclause (c)(iii) of this paragraph (3). To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

     (4) Notwithstanding anything in the second sentence of paragraph (3) of this By-law to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (5) Only persons nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     (6) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (3) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     (7) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (8) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2. Special Meetings; Notice.

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation shall be called only by the Board of Directors or upon the request of the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation. If a special meeting is requested by the Chairman of the Board of Directors or the Chief Executive Officer, the Board of Directors shall determine the time and place of such meeting, which shall be called for no less than 35 days nor more than 120 days after the receipt by the Secretary of the Corporation of the request for such meeting. Notice of every special meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least ten but not more than sixty days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his or her post office address as recorded on the books of the Corporation. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

SECTION 3. Notice of Meetings.

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4. Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

SECTION 5. Organization.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6. Conduct of Business.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 7. Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

SECTION 8. Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                        ARTICLE II -- BOARD OF DIRECTORS

SECTION 1. Number, Election and Term of Directors.

     The number of directors shall be fixed from time to time exclusively by a resolution of the Board of Directors adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies. At each annual meeting of stockholders, commencing with the first annual meeting, directors shall be elected for a term of one year with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 2. Newly Created Directorships and Vacancies.

     Subject to applicable law and to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or any newly created directorships resulting from any increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless the Board of Directors determines that any such vacancies or newly created directorships shall be filled by the stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

SECTION 3. Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 4. Special Meetings.

     Special meetings of the Board of Directors may be called by the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5. Quorum.

     At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 6. Participation in Meetings By Conference Telephone.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 7. Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8. Powers.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1) To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

          (8) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

SECTION 9. Compensation of Directors.

     Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                           ARTICLE III -- COMMITTEES

SECTION 1. Committees of the Board of Directors.

     The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2. Conduct of Business.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third ( 1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV -- OFFICERS

SECTION 1. Generally.

     The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board.

SECTION 2. Chairman of the Board.

     The Chairman of the Board of Directors shall be selected from the Directors of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall preside at all meetings of the Board of Directors and all meetings of stockholders. He or she shall have such additional duties and powers as shall be delegated to him or her by the Board of Directors.

SECTION 3. President.

     The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

SECTION 4. Vice President.

     Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

SECTION 5. Treasurer.

     The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6. Secretary.

     The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 7. Delegation of Authority.

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 8. Removal.

     Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 9. Action with Respect to Securities of Other Corporations.

     Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                               ARTICLE V -- STOCK

SECTION 1. Certificates of Stock.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

SECTION 2. Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 3. Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5. Regulations.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VI -- NOTICES

SECTION 1. Notices.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

SECTION 2. Waivers.

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                          ARTICLE VII -- MISCELLANEOUS

SECTION 1. Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2. Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 3. Reliance upon Books, Reports and Records.

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4. Fiscal Year.

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5. Time Periods.

     In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

           ARTICLE VIII -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right to Advancement of Expenses.

     The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

SECTION 3. Right of Indemnitee to Bring Suit.

     If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights.

     The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the

Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Insurance.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 6. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                            ARTICLE IX -- AMENDMENTS

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the By-Laws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-Laws or any preferred stock, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these By-Laws.

                                   EXHIBIT D

                           INDEMNIFICATION AGREEMENT

     This Agreement is made and entered into this      day of August, 1997 (the
"Agreement") by and between Geoworks Corporation, a Delaware corporation (the
"Company"), and                   (the "Indemnitee"):

                                    RECITALS

     WHEREAS, highly competent persons have become more reluctant to serve privately- and publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

     WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

     WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will service or continue to serve the Company free from undue concern that they will not be so indemnified;

     WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

     WHEREAS, the Certificate of Incorporation, the Bylaws and the Delaware director indemnification statute each is nonexclusive, and therefore each contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees;

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                                   AGREEMENT

     1. Services by Indemnitee. Indemnitee agrees to serve and/or continue to serve as a director, officer, employee and/or agent of the Company and, at the request of the Company, as a director, officer, employee, agent and/or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its subsidiaries), if any, is at will, and that Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Company's Certificate of Incorporation, Bylaws, and the General Corporation Law of the State of Delaware. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer, director, employee and/or agent of the Company or as a director, officer, employee, agent and/or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise pursuant to Section 12.

     2. Indemnification -- General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) (subject to the provisions of this Agreement) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

     3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

     5. Partial Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to, or a participant in, and is successful, on the merits or otherwise, in defense of any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

     6. Indemnification for Additional Expenses.

     (a) The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within twenty (20) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or bylaw of the Company now or hereafter in effect; or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     (b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or to be incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 7 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     8. Procedure for Determination of Entitlement to Indemnification.

     (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

     (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven (7) business days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     (d) The Company shall not be required to obtain the consent of Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented in writing to such settlement, which consent shall not be unreasonably withheld.

     (e) In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (a) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee's expense; (b) Indemnitee shall have the right to employ his own counsel in connection with any such Proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Proceeding; and (c) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     9. Presumptions and Effect of Certain Proceedings.

     (a) In making a determination with respect to entitlement to indemnification or the advancement of Expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of Expenses in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including the Board or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

     (b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen
(15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (C) a written consent of stockholders is solicited within fifteen (15) days after such receipt for the purpose of making such determination, and such consent is obtained within sixty
(60) days after such solicitation, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

     (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d) For purposes of any determination of "good faith," Indemnitee shall be deemed to have acted in "good faith" if Indemnitee's action is based on the records or books of account of the Company or relevant enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant enterprise or on information or records given or reports made to the Company or relevant enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

     (e) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or relevant enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

     10. Remedies of Indemnitee.

     (a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within ninety
(90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within twenty (20) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within seven (7) business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this
Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under
Section 5 of this Agreement.

     (b) In the event that a determination shall have been made pursuant to
Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within twenty (20) days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

     (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

     (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

     (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     (e) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent and/or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee and/or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to
Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

     13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     14. Exception to Right of Indemnification or Advancement of
Expenses. Except as provided in Section 6(a) of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a proceeding by Indemnitee to enforce his rights under this Agreement), or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

     15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

     16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     17. Definitions. For purposes of this Agreement:

     (a) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; and provided, further, that a Change in Control shall not be deemed to occur as a result of a transfer of Company securities from a stockholder to any direct or indirect affiliate or general or limited partner of such stockholder; or (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter.

     (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

     (d) "Effective Date" means August   , 1997.

     (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.

     (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     (g) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is, may be or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of the Company, by reason of any action taken by him or of any inaction on his part while acting as director, officer, employee and/or agent of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement; except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

     18. Enforcement.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee and/or agent of the Company.

     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

     19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

     21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail, return receipt requested, with postage prepaid, on the third business day after the date on which it is so mailed, (iii) dispatched by recognized overnight courier with fees prepaid, on the first business day after dispatch or
(iv) transmitted by facsimile (confirmed by first class mail), on the date of transmission:

          (a) If to Indemnitee, to the address and facsimile number listed on the signature page hereto.

          (b) If to the Company to:

          Geoworks Corporation
           960 Atlantic Avenue
           Alameda, CA 94501
           Facsimile: (510) 814-4250
           Attention: Jordan J. Breslow, Esq.
           with a copy to:
           Fenwick & West LLP
           Two Palo Alto Square
           Palo Alto, CA 94306
           Facsimile: (415) 494-1417
           Attention: David W. Healy, Esq.

or to such other address or facsimile number as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     22. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     23. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country,
(ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

     24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST                                            GEOWORKS CORPORATION
By:                                               By:
    Name:                                         Name:
    Title:                                        Title:
                                                  INDEMNITEE

                                                  ---------------------------------------------
                                                  Signature
                                                  ---------------------------------------------
                                                  Print Name
                                     Address:
                                                  ---------------------------------------------

                                                  ---------------------------------------------

                                                  ---------------------------------------------
                                   Facsimile:     ()

                                    GEOWORKS

                                 1994 STOCK PLAN

                      (As amended and restated May 27, 1997)

         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentive to Employees, Consultants and Outside Directors of the Company and its Subsidiaries and to promote the success of the Company's business by granting Options and Performance Awards. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors. Performance Awards granted under the Plan may be cash or stock bonus awards granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 or Section 15 of the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means a Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

            (e) "Common Stock" means the Common Stock of the Company.

            (f) "Company" means Geoworks, a California corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and who is compensated for such services, and any director of the Company whether compensated for such services or not.

            (h) "Continuous Status as an Employee, Consultant or Outside Director" means the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

            (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market system of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange), for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market system thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

             (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

             (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

             (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

             (o) "Option" means a stock option granted pursuant to the Plan.

             (p) "Optioned Stock" means the Common Stock subject to an Option.

             (q) "Optionee" means an Employee, Consultant or Outside Director who receives an Option.

             (r) "Outside Director" shall mean a member of the Board who is not an Employee or a Consultant.

             (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

             (t) "Performance Award" means a performance award granted pursuant to Section 14 of the Plan.

             (u) "Plan" means this 1994 Stock Plan.

             (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

             (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,900,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

            (a) Procedure.

                    (i) Administration With Respect to Directors and Officers. With respect to grants of Options or Performance Awards to Employees who are officers or directors of the Company and Outside Directors, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                    (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                    (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Performance Awards to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                    (ii) to select the officers, Consultants and Employees to whom Options or Performance Awards may from time to time be granted hereunder;

                    (iii) to determine whether and to what extent Options or Performance Awards are granted hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder ;

                    (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                    (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                    (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                    (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. Eligibility.

            (a) Nonstatutory Stock Options and Performance Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option or Performance Award may, if he is otherwise eligible, be granted additional Options and Performance Awards.

            (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

            (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but shall be subject to the following:

                    (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                        (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the

Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California corporation law).

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within thirty (30) days, or within such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and such time period not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee while Optionee is an Employee, Consultant or Outside Director, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Performance Awards. Options and Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Performance Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. Limitation on Number of Option Shares. The following limitations shall apply to grants of options to Employees hereunder:

            (a) No Employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock.

            (b) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11 hereof.

            (c) If an option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled option will be counted against the limit set forth in Section 12 (a) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Performance Awards.

            (a) Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Performance Awards shall not require payment by the recipient of any consideration for the Performance Award or for the shares of Common Stock covered by such award. The Board or a committee created by the Board for the purpose of administering Performance Awards (the "Performance Award Committee") in accordance with Section 4 shall determine the performance and/or employment factors to be used in the determination of the amount of Performance Awards and the extent to which such Performance Awards have been earned. Shares issued pursuant to a Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company and/or individual performance factors or upon such other criteria as the Performance Award Committee may deem appropriate.

            (b) Adjustment of Awards. The Performance Award Committee may, after the grant of Performance Awards, adjust the performance factors applicable to such Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

            The foregoing amendment shall become effective as of September 1, 1995, subject to shareholder approval at the Company's August 29, 1995 annual meeting of shareholders.

         15. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the

Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Agreements. Options and Performance Awards shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                                    GEOWORKS
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 19, 1997



The undersigned hereby appoints Gordon E. Mayer and Teresa M. Gutierrez, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Geoworks (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on August 19, 1997, at 11:00 a.m. local time, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:






  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                SEE REVERSE SIDE

PLEASE MARK YOUR CHOICES LIKE THIS  [X]

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2, 3, 4 and 5.
-------------------------------------------------------------------------------

                                                   WITHHELD
1.  ELECTION OF DIRECTORS              FOR          FOR ALL
                                       [ ]            [ ]
    Nominees:  Gordon E. Mayer
               Bruce W. Dunlevie
               Reijo Paajanen
               Eric E. Schmidt
               Clive G. Smith

Instruction: To withhold authority to vote for any individual nominee, name on the space provided below:




2.  REINCORPORATION OF COMPANY INTO DELAWARE        FOR      AGAINST    ABSTAIN
                                                    [ ]        [ ]        [ ]

3.  INCREASE IN AUTHORIZED SHARE OF COMMON          FOR      AGAINST    ABSTAIN
    STOCK                                           [ ]        [ ]        [ ]

4.  AMENDMENT OF 1994 STOCK PLAN TO INCREASE        FOR      AGAINST    ABSTAIN
    THE NUMBER OF SHARES OF COMMON STOCK            [ ]        [ ]        [ ]
    RESERVED THEREUNDER

5.  RATIFICATION OF SELECTION OF ERNST & YOUNG      FOR      AGAINST    ABSTAIN
    LLP AS THE COMPANY'S INDEPENDENT AUTHORS        [ ]        [ ]        [ ]

-------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 and 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

-------------------------------------------------------------------------------


Signature(s)________________________________________ Dated:_______________, 1997

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If the shares of stock are held of record by a corporation, the proxy may be executed by an officer, agent or proxyholder as the bylaws of the corporation may prescribe, or in the absence of that determination, by the chairman, president, any vice president or any other person authorized to do so by the chairman, president or any vice president. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.